Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Sets Dates to Report 2017 Fourth Quarter and Year-End Financial Results and Host Conference Call

Virginia Beach, VA –February 26, 2018 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, announced today that on Tuesday, March 6, 2018, after the market closes, Wheeler will report its 2017 financial results for the fourth quarter and year ended, December 31, 2017.

The Company will host a conference call and webcast on Wednesday, March 7, 2018 at 10:00 am Eastern Time to review its financial performance and operating results for the fourth quarter and year ended, December 31, 2017.

Conference Call and Webcast:
U.S. & Canada Toll Free: (877) 407-3101 / International: (201) 493-6789
Webcast: www.whlr.us via the Investor Relations Section

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

CONTACT:
Mary Jensen
Investor Relations
(757) 627-9088
mjensen@whlr.us